                                                                    EXHIBIT 23.4

                    CONSENT OF FELDHAKE & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 20, 1996, except for Note 11 for which the date is January 27, 1997, with respect to the financial statements of Grand Targhee Incorporated included in Amendment No. 1 to the Registration Statement (Form S-4, Registration No. 333-26091) and related Prospectus of Booth Creek Ski Holdings, Inc. for the registration of $116,000,000 of its Series B 12.5% Senior Notes due 2007.


                                          FELDHAKE & ASSOCIATES, P.C.

Englewood, Colorado

June 13, 1997